AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (this "Agreement"), is entered into as of the 10th day of October, 1996, by and between Transwestern Investment Company, L.L.C., ("Purchaser"), and Pacific Center Investors, a joint venture ("Seller").

                             W I T N E S S E T H:

1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Sixteen Million Seven Hundred Fifty Thousand Dollars ($16,750,000) ("Purchase Price"), and on the terms and conditions hereinafter set forth, the property commonly known as Pacific Center I and Pacific Center II, located in Dallas, Texas, consisting of the following:

     1.1 All of Seller's right, title and interest in the real property ("Land") and all buildings and other improvements ("Improvements") situated on the Land, as more particularly described on Exhibit A attached hereto and made a part hereof (the Land and the Improvements are sometimes referred to herein together as the "Property"), together with all easements and appurtenances thereunto belonging and all of Seller's right, title and interest in and to all streets, alleys and public ways adjacent thereto, if any, and together with all of Seller's right, title and interest in and to all strips and gores located on or adjacent to the Property or located between any parcels constituting the Land, if any;

     1.2 The personal property set forth on Exhibit B attached hereto ("Personal Property"), but shall in all events excluding the personal property described on Exhibit B under the heading "Excluded Personal Property";

     1.3 The tenant leases described in Exhibit C attached hereto and made a part hereof together with such other tenant leases of the Property as may be made prior to Closing (as hereinafter defined) in accordance with the terms of this Agreement ("Leases"), along with all security deposits held by Seller as landlord under the Leases;

     1.4 If and to the extent assignable and to the extent of Seller's interest therein, if any: (a) all guarantees, warranties and indemnifications, if any, received from suppliers, contractors, materialmen or subcontractors arising out of, or in connection with, the installation, construction or maintenance of the Property including, without limitation, the right to sue any obligor for any breach of any covenant, agreement, representation, warranty or guarantee contained therein; (b) all licenses, permits, certificates of occupancy and franchises issued by any federal, state, county or municipal authority relating to the use, maintenance or operation of the Property running to or in favor of Seller or pertaining to the Property; (c) all trade styles, and trade names, including, without limitation, the names "Pacific Center I" and "Pacific Center II", and all contract rights, brochures, manuals, lists of prospective tenants, advertising material, books and records, utility contracts and telephone numbers; (d) the plans and specifications for the Improvements and all unexpired claims and sureties, if any, received in connection with the construction, improvement or equipment of the Improvements; and (e) those service and maintenance contracts set forth in Exhibit D except any such contracts which Purchaser elects not to assume by notice to Seller on or prior to the termination of the Inspection Period ("Service Contracts").

2.   PURCHASE PRICE.  The Purchase Price shall be paid by Purchaser as follows:

     2.1 Upon the execution of this Agreement by Seller, the sum of One Hundred Sixty Thousand Dollars ($160,000) ("Earnest Money"), by wire transfer to the escrow agent, to be held in escrow by and in accordance with the provisions of the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit E; and

     2.2 On the Closing Date (as hereinafter defined), the balance of the Purchase Price, adjusted in accordance with the prorations, by federally wired "immediately available" funds, on or before 2:00 p.m. Chicago time. Any provisions herein providing for the delivery of the Earnest Money to either party hereof are intended to mean the Earnest Money plus any interest earned thereon.

3.   TITLE COMMITMENT AND SURVEY.

     3.1 Attached hereto as Exhibit F is a copy of a title commitment for an owner's standard title insurance policy issued by Charter Title Company, as agent for Lawyers Title Insurance Corporation, (hereinafter referred to as "Title Insurer"), dated September 17, 1996 for the Property ("Title Commitment"). For purposes of this Agreement, "Permitted Exceptions" shall mean: (a) general ad valorem real estate taxes for the year 1996 and subsequent years not yet due and payable; (b) association assessments, special district taxes and related charges not yet due and payable; (c) matters shown on the Existing Survey (as hereinafter defined); (d) matters caused by the action or inaction of Purchaser or its agents; (g) the title exceptions set forth in Schedule B of the Title Commitment as Numbers 1, 2, 4, 5, 9-24 and 27-33; (h) the rights of tenants under leases; and (i) liens or encumbrances of a definite or ascertainable amount which may be removed or insured over by the payment of money or other security at the Closing Date, and which Seller removes or causes to be insured over at the Closing Date in accordance with Paragraph 5 hereof. All other exceptions to title shall be referred to as "Unpermitted Exceptions". On the Closing Date, Title Insurer shall deliver to Purchaser a standard title policy in conformance with the previously delivered Title Commitment, subject only to Permitted Exceptions (excluding, however, the Permitted Exceptions described in subclause (i) above) and Unpermitted Exceptions waived in writing by Purchaser ("Title Policy"). The Title Policy shall be conclusive evidence of good title as therein shown as to all matters to be insured by the Title Policy, subject only to the exceptions and requirements therein stated. Seller shall pay for the costs of the Title Commitment and Title Policy (including extended coverage over the standard, pre-printed exceptions, if available and reasonable endorsements (including an endorsement over the standard survey exception) requested by Purchaser on the Title Policy).

     3.2 Purchaser has received a survey of the Property prepared by Redd-Young Engineering & Surveying dated May 6, 1983 ("Existing Survey"). Purchaser hereby acknowledges that all matters disclosed by the Existing Survey are acceptable to Purchaser and are Permitted Exceptions for purposes of Paragraph 3.1 above. Prior to Closing, Seller shall furnish Purchaser, at Seller's expense, with a current survey of the Property certified to Purchaser, Title Company and Purchaser's lender as having been prepared in accordance with the minimum standard detail requirements for land title surveys jointly established and adopted in 1992 by the American Land Title Association and the American Congress of Surveying and Mapping ("Survey").

     3.3 The obligations of Purchaser and Seller to pay various costs set forth in Paragraphs 3.1 and 3.2 shall survive the termination of this Agreement.

4.   PAYMENT OF CLOSING COSTS.

     4.1 In addition to the costs set forth in Paragraphs 3.1 and 3.2, Seller shall pay the costs of the documentary or transfer stamps to be paid with reference to the Deed (as hereinafter defined) and all other stamps, intangible, transfer, documentary, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property to Purchaser.

5.   CONDITION OF TITLE.

     5.1 If, prior to Closing (as hereinafter defined), a date-down to the Title Commitment discloses any new Unpermitted Exceptions which, in the aggregate, do not exceed $25,000 (each, a "Minor Unpermitted Exception"), Seller shall, at Seller's expense, bond over, cure and/or have such Minor Unpermitted Exceptions removed from the Title Commitment or have the Title Insurer commit to insure against loss or damage that may be occasioned by such Minor Unpermitted Exceptions. Notwithstanding the foregoing, if such date down to the Title Commitment discloses any new Unpermitted Exceptions which, in the aggregate, equal or exceed $25,000, Seller shall have the right, but not the obligation, to bond over, cure and/or have such exceptions removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions. If Seller fails to bond over, cure or have any Unpermitted Exception removed or have the Title Insurer commit to insure as specified above within five (5) business days from the date of the date down to the Title Commitment, Purchaser may terminate this Agreement upon written notice to Seller within three (3) days after the expiration of such five (5) business day period; provided, however, and notwithstanding anything contained herein to the contrary, if the Unpermitted Exception which gives rise to Purchaser's right to terminate was recorded against the Property as a result of the affirmative action of Seller (and not by any unrelated third party) or if Seller is able to bond over, cure or remove a Minor Unpermitted Exception for a cost not to exceed $25,000 or the Title Insurer is willing to insure over a Minor Unpermitted Exception for a cost not to exceed $25,000 in accordance with the terms hereof and Seller fails to expend such funds in either case, then Purchaser shall have the additional rights contained in Paragraph 14 herein. Absent notice from Purchaser to Seller in accordance with the preceding sentence, Purchaser shall be deemed to have elected to take title subject to said Unpermitted Exception, without any reduction in or setoff against the Purchase Price as a result thereof. If Purchaser terminates this Agreement in accordance with the terms of this Paragraph 5.1, this Agreement shall terminate without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser, together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for those covenants and obligations that specifically survive termination of this Agreement.

     5.2 Seller agrees to convey fee simple title to the Property to Purchaser by special warranty deed ("Deed") (in the form attached hereto as Exhibit G) in recordable form subject only to the Permitted Exceptions and any Unpermitted Exceptions not objected to by Purchaser in accordance with Paragraph 5.1 above.

6.   CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY.

     6.1  Except as provided in the indemnity provisions contained in Paragraph
7.1 of this Agreement, Seller shall bear all risk of loss with respect to the Property through the Closing. Seller agrees to maintain its existing "all risk" replacement cost casualty insurance and rent loss insurance in place until the Closing Date. Notwithstanding the foregoing, in the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost less than or equal to $150,000 (as determined by Seller in good faith), Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either repair and restore the Property if such repair or restoration may be completed prior to the Closing Date or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty plus the amount of Seller's insurance deductible. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's estimate of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $150,000 (as determined by Seller in good faith), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within ten (10) business days after Purchaser receives written notice of such fire or other casualty from Seller and Seller and Purchaser agree upon the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall terminate without further action by the parties, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder, except for those covenants and obligations which expressly survive termination of this Agreement. In the event that Purchaser does not exercise the option to terminate in accordance with this Paragraph 6.1, the Closing shall take place on the Closing Date (which date shall be extended by the parties as necessary if the Closing Date was scheduled to occur within Purchaser's 10-day election period as provided above) and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of the fire or casualty and shall pay to Purchaser the amount of Seller's insurance deductible. Notwithstanding anything contained herein to the contrary, Seller's obligation to transfer all insurance proceeds paid to Seller and the amount of Seller's insurance deductible as set forth more fully in this Paragraph 6.1 shall survive the Closing and the recording of the Deed.

     6.2 If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Property or the taking or closing of any right of access to the Property, Seller shall immediately notify Purchaser of such occurrence. In the event that the taking of any part of the Property shall, in Purchaser's reasonable judgment: (i) impair access to the Property; (ii) cause any non-compliance with any applicable law, ordinance, rule or regulation of any federal, state or local authority or governmental agencies having jurisdiction over the Property or any portion thereof; or (iii) adversely impair the use of the Property as it is currently being operated (hereinafter collectively referred to as a "Material Event"), Purchaser may:

          6.2.1 terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease, except for those covenants and obligations hereunder which expressly survive termination of this Agreement; or

          6.2.2 proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made or to be made in connection with such condemnation or eminent domain proceedings. Notwithstanding anything contained herein to the contrary, Seller's obligation to transfer Seller's interest in such award as set forth more fully in this Paragraph 6.2.2 shall survive the Closing and the recording of the Deed.

Purchaser shall then notify Seller, within five (5) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under Paragraph 6.2.1 or Paragraph 6.2.2. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such five (5) business day period, Purchaser shall be deemed to have elected to proceed with Closing in accordance with Paragraph 6.2.2. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which do not constitute a Material Event, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

7.   INSPECTION AND AS-IS CONDITION.

     7.1 During the period commencing on the date hereof and ending at 5:00 p.m. Chicago time on November 10, 1996 (said period being herein referred to as the "Inspection Period"), Purchaser and the agents, engineers, employees, contractors and surveyors retained by Purchaser may enter upon the Property to inspect the Property and to conduct and prepare such studies, tests and surveys as Purchaser may deem reasonably necessary and appropriate, including, without limitation, a review of the Leases, the Lease files, and other relevant contracts and materials located at the Property. In connection with Purchaser's review of the Property, Seller has delivered to Purchaser copies of the current rent roll for the Property, the most recent tax and insurance bills, copies of the Leases, utility account numbers, a personal property inventory, the Service Contracts, unaudited annual operating statements for the period ending December 1995 and monthly unaudited operating statements for July 1996.

     All of the foregoing tests, investigations and studies to be conducted under this Paragraph 7.1 by Purchaser shall be subject to the following:

               (i) Such tests, inspections and investigations shall take place during normal business hours upon reasonable notice to Seller or its designated agents;

               (ii) Except as may be required by Purchaser to complete its due diligence during the Inspection Period, to obtain financing in order to close this transaction or to comply with any requirements of any governmental agency having jurisdiction over Purchaser, Purchaser's members or Purchaser's lender, all information set forth in the documents to be reviewed hereunder by Purchaser, its employees and agents shall be held in strict confidence until Closing and thereafter for a period of 24 months from the date this Agreement is terminated in the event that the Closing does not occur;

               (iii) In the event the Closing does not occur, Purchaser shall promptly return to Seller or destroy any documents obtained from Seller or Seller's agents;

               (iv) Purchaser shall not suffer or permit any lien, claim or charge of any kind whatsoever to attach to the Property or any part thereof; and

               (v) such tests, investigations and studies shall be at Purchaser's sole cost and expense, and in the event of any damage to the Property caused by Purchaser, its agents, engineers, employees, contractors or surveyors (including, without limitation, pavement, landscaping and surface damage), Purchaser shall pay the reasonable cost incurred by Seller to repair said damage.

Purchaser shall defend, indemnify and hold Seller and any affiliate or parent of Seller, and all shareholders, employees, officers, directors and partners of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliates of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property caused by Purchaser's investigations, tests, studies and inspections of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Purchaser and reasonably acceptable to Seller. Prior to commencing any such tests, studies and investigations, Purchaser shall furnish to Seller a certificate of insurance evidencing comprehensive general public liability insurance insuring the person, firm or entity performing such tests, studies and investigations and listing Seller and Purchaser as additional insureds thereunder.

     Purchaser, in its sole discretion, shall have the right to terminate this Agreement by giving written notice of such termination to Seller at any time prior to the expiration of the Inspection Period. If written notice is not given by Purchaser pursuant to this Paragraph 7.1 prior to the expiration of the Inspection Period, then the right of Purchaser to terminate this Agreement pursuant to this Paragraph 7.1 shall be waived and Purchaser shall deposit the Additional Earnest Money in accordance with the Escrow Agreement on or before the expiration of the Inspection Period. If Purchaser terminates this Agreement by written notice to Seller prior to the expiration of the Inspection
Period: (i) Purchaser shall promptly deliver to Seller copies of all studies, reports and other investigations obtained by Purchaser from outside contractors or consultants in connection with its due diligence during the Inspection Period; and (ii) the Earnest Money deposited by Purchaser shall be immediately paid to Purchaser, together with any interest earned thereon, less the sum of One Hundred and No/100 Dollars ($100.00), which shall be paid to Seller in consideration for such period of inspection, and neither Purchaser nor Seller shall have any right, obligation or liability under this Agreement, except for those covenants and obligations which expressly survive the termination of this Agreement. Notwithstanding anything contained herein to the contrary, Purchaser's obligation to indemnify Seller, as more fully set forth in this Paragraph 7.1, shall survive Closing and recording of the Deed and the termination of this Agreement, as applicable.

     7.2 Except for the express representations and warranties of Seller set forth herein, Purchaser acknowledges and agrees that it will be purchasing the Property and the Personal Property based solely upon its inspections and investigations of the Property and the Personal Property, and that Purchaser will be purchasing the Property and the Personal Property "AS IS" and "WITH ALL FAULTS", based upon the condition of the Property and the Personal Property as of the date of this Agreement, ordinary wear and tear and loss by fire or other casualty or condemnation excepted and that Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose, in respect of the Property. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor its consultants, brokers or agents have made any representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property or the Personal Property, including, but not limited to: (i) the condition of the Land or any improvements comprising the Property; (ii) the existence or non-existence of any pollutant, toxic waste and/or any hazardous materials or substances; (iii) economic projections or market studies concerning the Property, or the income to be derived from the Property;
(iv) any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property; (v) the nature and extent of any right of way, lease, lien, encumbrance, license, reservation or other title matter;
(vi) water or water rights, topography, geology, drainage, soil or subsoil of the Property; (vii) the utilities serving the Property; (viii) the suitability of the Property for any and all activities and uses which Purchaser may elect to conduct thereon; or (ix) the compliance of the Property with any zoning, environmental, building or other laws, rules or regulations affecting the Property. Nothing herein is intended to waive any rights Purchaser may have against the Title Insurer or the surveyor providing the Survey, or to imply that Purchaser is not relying on the information provided by the Title Insurer or such surveyor. Seller makes no representation or warranty that the Property complies with the Americans with Disabilities Act or any fire code or building code. With the exception of any breach by Seller of a specific representation provided in this Agreement, Purchaser hereby releases Seller and the Affiliates of Seller from any and all liability in connection with any claims which Purchaser may have against Seller or the Affiliates of Seller, and Purchaser hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller or the Affiliates of Seller, relating directly or indirectly to the existence of asbestos or hazardous materials or substances on, or environmental conditions of, the Property, whether known or unknown. As used herein, the term "hazardous materials or substances" means (i) hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants, "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; the Resource Conservation and Recovery Act, 42 U.S.C.
Section 9601. et seq.; the Clean Water Act, 33 U.S.C. Section 1251; the Safe Drinking Water Act, 42 U.S.C. Section 30Of et seq; the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively, "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and
(E) asbestos. Purchaser acknowledges that having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and the information obtained in the Title Commitment and the Survey and not on any information provided or to be provided by Seller. Purchaser further acknowledges that the information provided and to be provided with respect to the Property was obtained from a variety of sources, and that Seller (x) has not made any independent investigation or verification of such information and (y) makes no representations as to the accuracy or completeness of such information, except as provided herein.

     7.3 Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser's request solely as illustrative material. Except for the express representations and warranties of Seller set forth herein, Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller and the Affiliates of Seller from any liability with respect to such historical information.

     7.4 Seller has provided to Purchaser the ACM Survey dated September 1992 prepared by Law Engineering ("Existing Reports"). Seller makes no representation or warranty concerning the accuracy or completeness of the Existing Reports. Purchaser hereby releases Seller and the Affiliates of Seller from any liability whatsoever with respect to the Existing Reports, including, without limitation, the matters set forth in the Existing Reports, and the accuracy and/or completeness of the Existing Reports. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Reports.

     7.5 Notwithstanding anything contained herein to the contrary, the acknowledgements, agreements, waivers and releases of Purchaser set forth in this Paragraph 7 shall survive Closing and recording of the Deed and the termination of this Agreement as applicable.

8. CLOSING. The closing of this transaction ("Closing") shall take place on the date which is forty-five (45) days after the end of the Inspection Period, or such earlier date as may be agreed upon by Seller and Purchaser ("Closing Date"), at the office of Seller's attorneys, Hopkins & Sutter, Three First National Plaza, Suite 4300, Chicago, Illinois 60602, or at Seller's option, at the office of the Title Insurer in Chicago, Illinois, at which time Seller shall deliver possession of the Property to Purchaser. This transaction shall be closed in accordance with escrow instructions provided by the parties hereto to the escrow closing agent for the Title Insurer. All deed and money escrow fees shall be paid one-half by Seller and one-half by Purchaser. Seller shall pay any gap endorsement charges and "New york style" closing fees.

9.   CLOSING DOCUMENTS.

     9.1 On the Closing Date, Seller and Purchaser shall execute and deliver to one another a joint closing statement. In addition, Purchaser shall deliver to Seller the balance of the Purchase Price, an assumption of the documents set forth in Paragraph 9.2.3 and 9.2.4, counterparts of any transfer tax declarations and such other documents as may be reasonably required by the Title Insurer and not inconsistent with the terms of this Agreement in order to consummate the transaction as set forth in this Agreement.

     9.2  On the Closing Date, Seller shall deliver to Purchaser the following:

          9.2.1 the Deed, subject to Permitted Exceptions and those Unpermitted Exceptions waived by Purchaser in writing or not objected to by Purchaser in accordance with Paragraph 5.1 hereof;

          9.2.2 a special warranty bill of sale conveying the Personal Property (in the form of Exhibit H attached hereto);

          9.2.3 assignment and assumption (with respect to periods from and after the Closing) of intangible property (in the form attached hereto as
Exhibit I);

          9.2.4 an assignment and assumption (with respect to periods from and after the Closing) of Leases and security deposits (in the form attached hereto as Exhibit J);

          9.2.5 non-foreign affidavit (in the form of Exhibit K attached hereto);

          9.2.6 originals, and/or copies of, the Leases in Seller's possession (unless Seller elects to leave such documents in the on-site management office);

          9.2.7 all documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

          9.2.8 possession of the Property to Purchaser, subject to the Leases and the Permitted Exceptions;

          9.2.9 evidence of the termination of the management agreement, along with a lien waiver executed by the property manger, if applicable;

          9.2.10 notice to the tenants of the Property of the transfer of title and assumption by Purchaser of the landlord's obligation under the Leases and the obligation to refund the refundable security deposits (in the form of Exhibit L);

          9.2.11 an updated rent roll certified by Seller to be true and correct, subject to the provisions of Paragraph 17.1 and Paragraph 19 hereof;

          9.2.12 a Broker's Lien Waiver signed by Insignia Mortgage and Investment Company ("Insignia");

          9.2.13 an Owner's Title Affidavit or ALTA extended coverage statement in form reasonably acceptable to Seller and Title Insurer;

          9.2.14 such formative and authorization documents of Seller as may be reasonably required by Title Insurer;

          9.2.15 copies of all books and records as may be necessary to calculate tenant escalations and reconciliations (unless Seller elects to leave such documents in the on-site management office);

          9.2.16  certification from Seller that the representations made in
Section 17.2 of this Agreement is true and correct as of the Closing Date; and

          9.2.17 certificates of insurance from Seller's insurance carrier indicating the Purchaser has been named as an additional insured on Seller's comprehensive general liability policy with respect to occurrences on or prior to the Closing Date.

10.  ESTOPPEL CERTIFICATES.

     10.1 Seller agrees to use reasonable efforts to obtain tenant estoppel certificates in the form of Exhibit M ("Tenant Certificates") for tenants listed on the rent roll attached hereto as Exhibit N. Seller shall attempt to deliver to Purchaser prior to Closing, Tenant Certificates for tenants at the Property (and Purchaser hereby acknowledges that a Tenant may respond on the form of certificate, if any, required under its Lease) which equal 75% of all leased office space at the Property ("Required Amount"). If Seller is unable to obtain the Required Amount of Tenant Certificates, Seller shall be obligated to deliver to Purchaser a Seller Tenant Certificate for those tenants who fail to execute and return a Tenant Certificate, to the extent necessary to achieve the Required Amount. As used herein, "Seller Tenant Certificate" shall mean a Tenant Certificate signed by Seller with respect to a particular tenant which failed to execute and deliver a Tenant Certificate.

     10.2 Notwithstanding anything contained herein to the contrary, the representations and warranties contained in any Seller Tenant Certificate executed by Seller (i) shall be made only to the knowledge of Seller as set forth in Paragraph 17 hereof, and (ii) shall be subject to the provisions of Paragraph 18 hereof.

     10.3 Upon receipt after Closing by Purchaser of a Tenant Certificate containing the information herein required from a tenant under a Lease for whom Seller has executed and delivered a Seller Tenant Certificate at Closing, or from any other tenant or tenants which would, in computing the Required Amount, negate the need for any or all of the Seller Tenant Certificates, any Seller Tenant Certificate executed and delivered by Seller at Closing which is no longer needed in achieving the Required Amount shall become null and void, and the Tenant Certificates received from the tenant or tenants shall be substituted therefor.

11. SERVICE CONTRACTS. On the Closing Date, Seller shall assign the Service Contracts to Purchaser, and Purchaser shall assume in writing responsibility of the obligations arising from and after the Closing Date under the Service Contracts. Seller shall use reasonable efforts to obtain any required consent with respect to the assignment of the Service Contracts; provided, however, that Seller's inability to obtain such approval shall not be a default hereunder or a condition precedent to Purchaser's obligations to close hereunder. Purchaser may, however, decline to accept an assignment of any Service Contract for which Seller fails to obtain any such required consent.

12. LEASING OF PROPERTY. Prior to the expiration of the Inspection Period, Seller shall deliver to Purchaser a copy of any new leases or modifications or extensions executed by Seller from and including the date hereof through the end of the Inspection Period, together with information as to any tenant improvement obligations and leasing commissions, and such other information as Purchaser may reasonably require. Such new leases or lease modifications and extensions shall be included in the definition of Leases and Purchaser shall be responsible to pay for all leasing commissions, tenant improvement costs or other costs and expenses (including reasonable attorneys' fees) incurred by Seller with respect to such leases except that Seller shall pay a portion of such costs equal to the amount obtained by multiplying such costs by a fraction, the numerator of which is the number of days from the date the tenant under any such lease is obligated to commence rent payments through the Closing Date, and the denominator of which is the number of days in the term of such lease. After the expiration of the Inspection Period, Seller shall not enter into any lease for any portion of the Property or any cancellation, modification, extension or amendment to any Lease without first obtaining the prior consent of Purchaser, which consent shall not be unreasonably withheld. If Purchaser has not responded within five (5) business days of receipt of a written request by Seller, Purchaser's consent shall be deemed given. If Purchaser closes the transaction contemplated by this Agreement, Purchaser shall be responsible to pay for all leasing commission, tenant improvement costs or other costs and expenses (including reasonable attorneys' fees) incurred by Seller with respect to any such lease approved by Purchaser.
Seller agrees to pay any outstanding brokerage commissions now or hereafter due or payable with respect to the existing term of any Lease. Seller does not represent or warrant that any particular Lease will be in effect at Closing or that the tenant will have performed the tenant's obligations thereunder. The termination of any Lease prior to Closing by reason of a tenant's default will not affect the obligations of Purchaser under this Agreement in any manner, or entitle Purchaser to an abatement of or credit against the Purchase Price, or give rise to any other claim by Purchaser, and if any space in the Improvements is vacant on the Closing Date, Purchaser will accept the Premises subject to the vacancy.

13. DEFAULT BY PURCHASER. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF A DEFAULT OF THE PURCHASER UNDER THE PROVISIONS OF THIS AGREEMENT, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE RIGHT WITH RESPECT TO DAMAGES OR ANY OTHER REMEDY, EXCEPT FOR THOSE COVENANTS AND OBLIGATIONS OF PURCHASER WHICH EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.

14. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, EXCEPT THAT PURCHASER SHALL ALSO HAVE THE RIGHT TO RECEIVE FROM SELLER ITS ACTUAL, DOCUMENTED THIRD PARTY EXPENSES INCURRED IN THE PERFORMANCE OF ITS DUE DILIGENCE HEREUNDER (NOT TO EXCEED $50,000 IN ANY EVENT) AND UPON THE RETURN OF THE EARNEST MONEY AND THE REIMBURSEMENT BY SELLER OF PURCHASER'S DUE DILIGENCE COSTS AS PROVIDED ABOVE, THIS AGREEMENT SHALL TERMINATE WITHOUT FURTHER ACTION OF THE PARTIES AND THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY, EXCEPT FOR THOSE COVENANTS AND OBLIGATIONS WHICH EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT RESULTS FROM (i) ITS (AND NOT AN UNRELATED THIRD PARTY'S) AFFIRMATIVE ACTION (OR SELLER'S FAILURE TO ACT WHERE IT HAS AN OBLIGATION TO
ACT) WHICH RESULTS IN THE RECORDING OF AN ENCUMBRANCE AGAINST THE PROPERTY AND WHICH GIVES RISE TO PURCHASER'S RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO PARAGRAPH 5 HEREOF; (ii) ITS FAILURE TO EXPEND UP TO $25,000 IF (a) SELLER IS ABLE TO BOND OVER, CURE OR REMOVE A MINOR UNPERMITTED EXCEPTION FOR A COST NOT TO EXCEED $25,000 OR (b) THE TITLE INSURER IS WILLING TO INSURE OVER A MINOR UNPERMITTED EXCEPTION FOR A COST NOT TO EXCEED $25,000 IN ACCORDANCE WITH THE TERMS HEREOF OR (iii) ITS REFUSAL TO DELIVER THE DEED, THEN PURCHASER WILL BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY ACTUAL, PUNITIVE, SPECULATIVE OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY DEFAULT BY SELLER.

15.  PRORATIONS.

     15.1 Water and other utility charges; fuels; prepaid operating expenses; real and personal property taxes prorated on a "net" basis (i.e. adjusted for all tenants' liabilities, if any, for such items); operating expenses paid by Seller which are reimbursable by the tenants for the period prior to the Closing Date, less any amount previously paid by the tenants; unpaid operating expenses for the period prior to the Closing Date prorated on a "net" basis, as set forth above; and all other items of expense and income shall be adjusted ratably as of 12:01 a.m. on the Closing Date ("Proration Date"). Seller shall be entitled to a credit for all transferable utility deposits transferred hereunder, if any, and all other utility deposits, if any, may be withdrawn by and refunded to Seller and Purchaser shall make its own replacement deposits for utilities as may be required by the respective utilities involved. Assessments, excluding regular ad valorem real estate taxes, payable in installments which are due prior to the Closing Date shall be paid by Seller. Assessments, excluding regular ad valorem real estate taxes, payable in installments which are due subsequent to the Closing Date shall be paid by Purchaser. If the amount of any of the items to be prorated is not then ascertainable, the adjustments thereof shall be on the basis of the most recent ascertainable data, except that if the amount of any real estate taxes to be prorated is not then ascertainable, the adjustment shall be on the basis of 105% of the most recent ascertainable data and shall take into account any assessment reductions obtained by Seller for the Property. All prorations will be final except as to delinquent rent referred to in Paragraph 15.2 below and as provided in Paragraphs 15.2 and 15.3.

     15.2 All basic rent paid following the Closing Date by any tenant of the Property who is indebted under a Lease for basic rent for any period prior to the Proration Date in an amount greater than the amount of all current basic rent owed by said tenant to Purchaser shall be deemed a "Post-Closing Receipt" until the earlier to occur of (i) one year after the Closing Date, or (ii) such time as all such indebtedness is paid in full. Within ten (10) days following the end of each calendar month, Purchaser shall pay to Seller Post-Closing Receipts collected in the previous month. Purchaser shall use its reasonable, good faith efforts, at no additional cost or expense to Purchaser, to collect all amounts which, upon collection, would constitute Post-Closing Receipts hereunder. Within 30 days after the one-year anniversary of the Closing Date, upon the written request of Seller, Purchaser shall deliver to Seller a reconciliation statement of Post-Closing Receipts through the first year after the Closing Date. Upon the delivery of the Post-Closing Receipts reconciliation, Purchaser shall deliver to Seller any Post-Closing Receipts owing to Seller and not previously delivered to Seller in accordance with the terms hereof. Purchaser shall provide Seller with any information reasonably necessary to verify the accuracy of the Post-Closing Receipts reconciliation statement and upon the verification of additional funds owing to Seller, Purchaser shall pay to Seller said additional Post-Closing Receipts. Purchaser's obligations to attempt to collect Post- Closing Receipts shall expire one year from the Closing Date. Seller shall retain the right to sue any tenant for rent owed to Seller for any period prior to the Proration Date. This Paragraph 15.2 of this Agreement shall survive the Closing and the delivery and recording of the Deed.

     15.3 Seller covenants to operate, maintain and manage the Property in the same manner that it has managed, maintained and operated the Property during the period of Seller's ownership, subject to reasonable wear and tear and casualty.

16. BROKER. The parties hereto represent and warrant that no broker commission or finder fee is due and payable in connection with this transaction, by reason of their respective actions, other than to Insignia (to be paid by Seller). Seller's commission to Insignia shall only be payable out of the proceeds of the sale of the Property in the event the transaction set forth herein closes. Purchaser and Seller shall indemnify, defend and hold the other party hereto harmless from any claim whatsoever (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) from anyone claiming by or through the indemnifying party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated other than to Insignia. Seller shall indemnify, defend and hold Purchaser harmless from any claim (including, without limitation, reasonable attorneys' fees, court costs and costs of appeal) for any claim by Insignia for any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated, other than any claim by Insignia on account of any agreement or negotiations between Insignia and Purchaser. The indemnifying party shall undertake its obligations set forth in this Paragraph 16 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Paragraph 16 will survive the Closing and delivery of the Deed.

17.  REPRESENTATIONS AND WARRANTIES.

     17.1 Any reference herein to Seller's knowledge or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by James Mendelson or Thomas Molina ("Seller's Representatives"), and any representation or warranty of the Seller is based upon those matters of which the Seller's Representatives have actual knowledge. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees (other than Seller's Representatives) shall not be imputed to Seller, the general partner or limited partners of Seller, the subpartners of the general partner or limited partners of Seller or Seller's Representatives.

     17.2 Subject to the limitations set forth in Paragraph 17.1, Seller hereby makes the following representations and warranties, which representations and warranties are made to Seller's knowledge and which shall not survive Closing:
(i) Seller has no knowledge of any pending or threatened litigation, claim, cause of action or administrative proceeding concerning the Property; (ii) Seller has the power to execute this Agreement and consummate the transactions contemplated herein; (iii) the rent rolls attached hereto as Exhibit N and updated as of the Closing Date are accurate in all material respects as of the date set forth therein; (iv) the Seller has not given or suffered any assignment, pledge or encumbrance with respect to any of the Leases or its interests thereunder; (v) the list of Service Contracts attached hereto as Exhibit D is accurate as of the date hereof; (vi) Seller has received no written notice or claim from any governmental authority having jurisdiction over the Property relating to an uncured breach or violation of the Americans With Disabilities Act or any Environmental Laws or any other laws in connection with the Property; (vii) Seller has no knowledge of any uncured landlord default in connection with any Lease; (viii) to Seller's knowledge, the materials delivered to Purchaser in accordance with Section 7 hereof are correct and complete in all material respects; and (ix) to Seller's knowledge there are no environmental reports in Seller's possession or control with respect to the Property other than the Existing Reports provided to Purchaser.

     17.3 Purchaser hereby represents and warrants to Seller that Purchaser has the full right, power and authority to execute this Agreement and consummate the transactions contemplated herein.

18. LIMITATION OF LIABILITY. None of Seller's beneficiaries, shareholders, partners, officers, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability.

19. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express or made by United States registered or certified mail addressed as follows:

     TO SELLER:     c/o The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A200
                    Bannockburn, Illinois 60015
                    Attention: Ilona Adams

with copies to:     The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A200
                    Bannockburn, Illinois 60015
                    Attention: James Mendelson

  TO PURCHASER:     Transwestern Investment Company, L.L.C.
                    Three First National Plaza
                    Suite 3750
                    Chicago, Illinois 60602
                    Attention:  Randy Bessolo

with copies to:     Catherine Young
                    Assistant General Counsel
                    The Northwestern Mutual Life Insurance Company
                    720 E. Wisconsin Avenue
                    Milwaukee, Wisconsin 53202

subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or on the fourth (4th) business day after the same is deposited in the United States Mail as registered or certified mail, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail or by overnight courier as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. All time periods for responses by either party set forth in this Agreement shall commence upon the receipt of notice as set forth hereinabove.

20.  EXECUTION OF AGREEMENT AND ESCROW AGREEMENT.  Purchaser will execute two
(2) copies of this Agreement and three (3) copies of the Escrow Agreement and forward them to Seller for execution. Seller will forward one (1) copy of the executed Agreement to Purchaser and will forward to the Escrow Agent the three
(3) copies of the Escrow Agreement signed by the parties with a direction to execute two (2) copies of the Escrow Agreement and deliver a fully executed copy to each of the Purchaser and the Seller.

21.  JURISDICTION AND VENUE

     Seller and Purchaser each hereby irrevocably submits to the jurisdiction of any State or Federal court sitting in the County of Cook and State of Illinois over any action or proceeding arising out of or relating to this Agreement, and Seller and Purchaser each hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard or determined in any such State or Federal court except that Purchaser reserves the right to seek to remove any such action brought in such State court to such Federal court. Seller and Purchaser each hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Seller and Purchaser each irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Seller or Purchaser, as the case may be, at its respective address specified in Paragraph 19 hereof. Seller and Purchaser each hereby agrees that the final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other matter provided by law. Nothing in this paragraph shall affect the right of Seller or Purchaser, as the case may be, to serve legal process in any other manner permitted by law or affect the right of Seller or Purchaser, the case may be, to bring any action or proceeding against the other in the courts of any other jurisdiction.

22.  MISCELLANEOUS

          (a) Time is of the essence of each provision of this Agreement.

          (b) This Agreement and all provisions hereof shall extend to and be obligatory upon and inure to the benefit of the respective heirs, legatees, legal representatives, successors and assigns of the parties hereto. Purchaser may assign its rights under this Agreement to an affiliate, provided that Purchaser shall not be released from any liability incurred hereunder prior to the date of such assignment.

          (c) The section and paragraph headings of this Agreement are for convenience only and in no way define, limit or enlarge the scope or meaning of the language hereof. The terms "hereby," "herein," "hereof," "hereto," "hereunder" and any similar terms used in this Agreement refer to this Agreement. The term "including" shall not be construed in a limiting nature, but shall be construed to mean "including, without limitation." Words importing persons shall include firms, associations, partnerships, trusts, corporations and other legal entities, including public bodies, as well as natural persons. Words importing the singular shall include the plural and vice versa. Words of the masculine gender shall be deemed to include correlative words of the feminine and neuter genders.

          (d) This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein. No representations, warranties, undertakings or promises (whether oral or written, express or implied), can be made or have been made by Seller or its agents, representatives or brokers to Purchaser or any other person unless expressly stated herein. No modification or amendment of this Agreement or any waiver of any provision hereof shall be effective unless the same is in writing signed by the party against whom enforcement of such modification, amendment or waiver is sought.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Agreement and the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (f) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (g) The submission by Seller of this Agreement to Purchaser for examination does not constitute an offer by Seller to sell, or a reservation of or option to purchase the Property. This Agreement shall not become a contract until executed and delivered by Purchaser and Seller in the manner set forth herein.

          (h) If Purchaser consists of more than one person or entity, then each such person or entity executing this Agreement as Purchaser shall be jointly and severally liable for the obligations of Purchaser hereunder.

          (i) Purchaser shall not record this Agreement or any memorandum hereof, and any such recording shall be a default hereunder.

          (j) Prior to the Closing Date, Purchaser and Seller shall jointly prepare and issue all releases of information relating to the sale of the Property, and any inquiries regarding the transaction contemplated hereby shall be responded to only after consultation with the other party hereto.

          (k) If either party institutes a legal action against the other relating to this Agreement or any default hereunder, the unsuccessful party to such action will reimburse the successful party for the reasonable expenses of prosecuting or defending such action, including without limitation, the costs of prosecuting or defending all appeals thereof, and attorneys fees and disbursements and court costs.

          (l) This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that the Agreement may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                              PURCHASER:

                              TRANSWESTERN INVESTMENT COMPANY, L.L.C.


                              By:    /s/ Randal Bessolo
                                    ---------------------------------
                              Name:      Randal Bessolo
                                    ---------------------------------
                              Its:       Managing Director
                                    ---------------------------------


                              SELLER:

                              PACIFIC CENTER INVESTORS, a joint venture

                              By: Labroc I Limited Partnership, an Illinois limited partnership

                                   By:  Balcor Equity Partners-I, an Illinois
                                        general partnership, its general
                                        partner

                                        By:   The Balcor Company, a Delaware
                                              corporation, a partner

                                        By:    /s/ James E. Mendelson
                                              -------------------------------
                                        Name:      James E. Mendelson
                                              -------------------------------
                                        Its:       Authorized Representative
                                              -------------------------------

                              By: Labroc II Limited Partnership, an Illinois limited partnership

                                   By:   Balcor Equity Partners-II,
                                         an Illinois general partnership,
                                         its general partner

                                         By:  The Balcor Company, a Delaware
                                              corporation, a partner

                                         By:   /s/ James E. Mendelson
                                              -------------------------------
                                         Name:     James E. Mendelson
                                              -------------------------------
                                         Its:      Authorized Representative
                                              -------------------------------

                               LIST OF EXHIBITS

A.   Legal Description

B.   Personal Property

C.   Leases

D.   Service and Maintenance Contracts

E.   Escrow Agreement

F.   Copy of Title Commitment

G.   Limited Warranty Deed

H.   Special Warranty Bill of Sale

I.   Assignment and Assumption of Intangible Property

J.   Assignment and Assumption of Leases and Security Deposits

K.   FIRPTA

L.   Tenant Notice Letter

M.   Tenant Estoppel Certificate

N.   Rent Roll